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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             NACCO INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                         [LOGO] NACCO INDUSTRIES, INC.
                             5875 LANDERBROOK DRIVE
                       MAYFIELD HEIGHTS, OHIO 44124-4017

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of stockholders of NACCO Industries, Inc. (the "Company") will be held on Wednesday, May 9, 2001, at 9:00 A.M., at 5875 Landerbrook Drive, Mayfield Heights, Ohio, for the following purposes:

     (1) To elect eleven directors for the ensuing year.

     (2) To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Supplemental Annual Incentive Compensation Plan.

     (3) To act on the proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Executive Long-Term Incentive Compensation Plan.

     (4) To confirm the appointment of the independent certified public accountants of the Company for the current fiscal year.

     (5) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 16, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                            CHARLES A. BITTENBENDER
                                            Secretary

March 30, 2001

     THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.
                            ------------------------

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM(S) OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. IF YOU HOLD SHARES OF BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, TWO FORMS OF PROXY ARE ENCLOSED AND BOTH SHOULD BE FILLED OUT AND RETURNED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         [LOGO] NACCO INDUSTRIES, INC.
                             5875 LANDERBROOK DRIVE
                       MAYFIELD HEIGHTS, OHIO 44124-4017

                       PROXY STATEMENT -- MARCH 30, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 9, 2001 (the "Annual Meeting"). This Proxy Statement and the related form(s) of proxy are being mailed to stockholders commencing on or about March 30, 2001.

     If the enclosed form(s) of proxy are executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted for the election of each director nominee, for the proposal to approve the Supplemental Annual Incentive Compensation Plan, for the proposal to approve the Executive Long-Term Incentive Compensation Plan, for the confirmation of the appointment of the independent certified public accountants and as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in their own discretion. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.

     Stockholders of record at the close of business on March 16, 2001 will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,550,082 shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), and 1,641,637 shares of Class B Common Stock, par value $1.00 per share ("Class B Common"). Each share of Class A Common is entitled to one vote for a nominee for each of the eleven directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting.

     At the Annual Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting shall determine the presence of a quorum and shall tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, shall constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Such inspectors shall also treat proxies held in "street name" by brokers that are voted on at least one, but not voted on all, of the proposals to come before the Annual Meeting ("broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, the eleven director nominees receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company's By-Laws, the holders of a majority of the voting power of the Company's stock which is present in person or by proxy, and which is actually voted, shall decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether such proposal has received the requisite approval by the Company's stockholders.

     In accordance with Delaware law and the Company's By-Laws, the Company may, by a vote of the stockholders, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

                           BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form(s) will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company's 2000 annual meeting of stockholders. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

                                         PRINCIPAL OCCUPATION AND BUSINESS
                                       EXPERIENCE DURING LAST FIVE YEARS AND            DIRECTOR
         NAME            AGE          OTHER DIRECTORSHIPS IN PUBLIC COMPANIES            SINCE
         ----            ---          ---------------------------------------           --------
Owsley Brown II          58     Chairman and Chief Executive Officer of Brown-Forman      1993
                                Corporation (a diversified producer and marketer of
                                consumer products). Also director of Brown-Forman
                                Corporation.
Robert M. Gates          57     Dean, George Bush School of Government and Public         1993
                                Service, Texas A&M University since 1999. Since
                                prior to 1996, consultant, author and lecturer.
                                Former Director of Central Intelligence for the
                                United States. Former Assistant to the President of
                                the United States and Deputy for National Security
                                Affairs, National Security Council. Also director of
                                TRW Inc. and trustee of Fidelity Funds.
Leon J. Hendrix, Jr.     59     Chairman of Remington Arms Co. (a manufacturer and        1995
                                marketer of sporting arms and ammunition). Since
                                prior to 1996 to 2000, Principal, Clayton, Dubilier
                                & Rice, Inc. (private investment firm). Also
                                director of Cambrex Corp., Keithley Instruments,
                                Inc., Remington Arms Co. and Riverwood International
                                Corp.
David H. Hoag            61     Retired Chairman and Chief Executive Officer of The       1999
                                LTV Corporation (an integrated steel producer). From
                                1998 to 1999, Chairman, and, during 1998, Chief
                                Executive Officer of The LTV Corporation, which
                                filed for Chapter 11 bankruptcy protection in
                                December 2000. From prior to 1996 to 1998, Chairman,
                                President and Chief Executive Officer of The LTV
                                Corporation. Also Chairman of the Federal Reserve
                                Bank of Cleveland and director of The Lubrizol
                                Corporation, The Chubb Corporation, PolyOne
                                Corporation and Brush Engineered Materials Inc.
Dennis W. LaBarre        58     Partner in the law firm of Jones, Day, Reavis &           1982
                                Pogue.
Richard de J. Osborne    67     Retired Chairman and Chief Executive Officer of           1998
                                ASARCO Incorporated (a leading producer of
                                non-ferrous metals). From prior to 1996 to 1999,
                                Chairman and Chief Executive Officer of ASARCO
                                Incorporated. From prior to 1996 to 1998, President
                                of ASARCO Incorporated. Also director of The
                                BFGoodrich Company, Birmingham Steel Corporation,
                                Schering-Plough Corporation and Datawatch Corp.
Alfred M. Rankin, Jr.    59     Chairman, President and Chief Executive Officer of        1972
                                the Company. Also director of The BFGoodrich Company
                                and The Vanguard Group.

                                         PRINCIPAL OCCUPATION AND BUSINESS
                                       EXPERIENCE DURING LAST FIVE YEARS AND            DIRECTOR
         NAME            AGE          OTHER DIRECTORSHIPS IN PUBLIC COMPANIES            SINCE
         ----            ---          ---------------------------------------           --------
Ian M. Ross              73     President Emeritus of AT&T Bell Laboratories (the         1995
                                research and development subsidiary of AT&T).
Britton T. Taplin        44     Principal, Western Skies Group, Inc. (a developer of      1992
                                medical office and healthcare-related facilities).
David F. Taplin          51     Self-employed (tree farming).                             1997
John F. Turben           65     Chairman and Managing Partner of Kirtland Capital         1997
                                Corporation (private investment partnership). Also
                                director of PVC Container Corporation, Unifrax
                                Corporation and Instron Corporation.

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON

     Set forth in the following table is the indicated information as of December 31, 2000 (except as otherwise indicated) with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries during 2000 (the "Named Executive Officers") and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), which provide, among other things, that (a) a person is deemed to be the beneficial owner of Class A Common or Class B Common if such person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within 60 days, and (b) when two or more persons agree to act together for the purpose of holding, voting or disposing of Class A Common or Class B Common, as the case may be, the group formed thereby is deemed to be a person which has acquired beneficial ownership of all Class A Common or Class B Common, as the case may be, beneficially owned by each member of the group. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                  SOLE           SHARED
                                               VOTING AND      VOTING OR                            PERCENT
                                    TITLE OF   INVESTMENT      INVESTMENT         AGGREGATE         OF CLASS
               NAME                  CLASS       POWER           POWER             AMOUNT            (1)(2)
               ----                 --------   ----------      ----------        ---------          --------
Clara Taplin Rankin, et al. (3)     Class B            (3)            (3)        1,542,757(3)        93.96%
c/o National City Bank
Corporate Trust Operations
P.O. Box 92301, Dept. 5352
Cleveland, OH 44193-0900
Clara Taplin Rankin                 Class A          --        752,295(4)(5)       752,295(4)(5)     11.52%
3151 Chagrin River Road             Class B          --        479,371(3)(5)(6)    479,371(3)(5)(6)  29.20%
Chagrin Falls, OH 44022
Rankin Associates I, L.P., et al.   Class B            (3)(6)         (3)(6)       472,371(3)(6)     28.77%
(6)
Suite 300
5875 Landerbrook Drive
Mayfield Hts., OH 44124-4017
Rankin Associates II, L.P., et al.  Class A            (4)            (4)          738,295(4)        11.31%
(4)
Suite 300
5875 Landerbrook Drive
Mayfield Hts., OH 44124-4017
Thomas E. Taplin                    Class A     502,000         14,000(5)          516,000(5)         7.90%
950 South Cherry St. #506           Class B     310,000(3)       7,000(3)(5)       317,000(3)(5)     19.31%
Denver, CO 80246
Dimensional Fund Advisors Inc. (7)  Class A     365,500(7)          --             365,500(7)         5.60%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Frank E. Taplin, Jr.                Class A     327,350         14,000(5)          341,350(5)         5.23%
55 Armour Road                      Class B     284,728(3)       7,000(3)(5)       291,728(3)(5)     17.77%
Princeton, NJ 08540
Owsley Brown II                     Class A       2,611          1,000(8)            3,706(8)(9)        --
                                    Class B          --             --                  --              --
Robert M. Gates                     Class A       1,731             --               1,826(9)           --
                                    Class B          --             --                  --              --
Leon J. Hendrix, Jr.                Class A       4,063             --               4,341(9)           --
                                    Class B          --             --                  --              --
David H. Hoag                       Class A         631             --                 726(9)           --
                                    Class B          --             --                  --              --
Dennis W. LaBarre                   Class A       2,545             --               2,639(9)           --
                                    Class B         100             --                 100              --
Richard de J. Osborne               Class A         514            200                 809(9)           --
                                    Class B          --             --                  --              --
Alfred M. Rankin, Jr.               Class A     177,870        911,991(4)(8)     1,089,861(5)(8)     16.69%
                                    Class B          --        478,427(3)(6)(8)    478,427(3)(6)(8)  29.14%
Ian M. Ross                         Class A       1,670             --               1,765(9)           --
                                    Class B          --             --                  --              --
Britton T. Taplin                   Class A      11,528             --              11,623(9)         0.18%
                                    Class B      27,495(3)          --              27,495(3)         1.67%
David F. Taplin                     Class A      21,184         21,810              43,089(9)         0.66%
                                    Class B      13,550(3)          --              13,550(3)         0.83%
John F. Turben                      Class A       5,309             --               5,429(9)           --
                                    Class B          --             --                  --              --
Reginald R. Eklund                  Class A          --          1,000               1,000              --
                                    Class B          --             --                  --              --
Richard E. Posey                    Class A          --             --                  --              --
                                    Class B          --             --                  --              --
Clifford R. Miercort                Class A          --             --                  --              --
                                    Class B          --          1,000               1,000              --
Frank G. Muller                     Class A         178            700                 878              --
                                    Class B          --             --                  --              --
All executive officers and          Class A     250,026        942,319(4)(8)     1,193,502(4)(8)(9)  18.28%
  directors
as a group (42 persons)             Class B      43,020(3)(6)  479,447(3)(6)(8)    522,467(3)(6)(8)  31.82%

---------------

(1) The shares included in note (9) were deemed to be outstanding as of December 31, 2000 for purposes of calculating the percentage owned at such date by such person or group designated by note (9) pursuant to Rule 13d-3 under the Exchange Act.

(2) Less than 0.1%, except as otherwise indicated.

(3) A Schedule 13D filed with the SEC with respect to Class B Common on March 29, 1990, as amended and amended and restated from time to time, most recently on February 14, 2001 by Amendment No. 8 to the amended and restated
    Schedule 13D, reported that the following individuals and entities, together in certain cases with related revocable trusts and custodianships: Clara Taplin Rankin, Alfred M. Rankin, Jr., Victoire G. Rankin, Helen R. Butler, Clara R. Williams, Thomas T. Rankin, Matthew M. Rankin, Claiborne R. Rankin, Chloe O. Rankin, Roger F. Rankin, Bruce T. Rankin, Frank E. Taplin, Jr., Margaret E. Taplin, Martha S. Kelly, Susan Sichel, Jennifer T. Jerome, Caroline T. Ruschell, David F. Taplin, Thomas E. Taplin, Beatrice B. Taplin, Thomas E. Taplin, Jr., Theodore D. Taplin, Britton T. Taplin, Frank F. Taplin, Alison A. Rankin, Corbin K. Rankin, J.C. Butler, Jr., Chloe R. Seelbach, James T. Rankin, Claiborne R. Rankin, Jr., David B. Williams, Rankin Associates I, L.P. (the "Partnership"), Rankin Associates II, L.P. ("Associates"), Rankin Management, Inc. ("RMI") and National City Bank, as trustee of certain trusts for the benefit of certain individuals named above, their family members and others (collectively, together with such individuals, revocable trusts and custodianships, the "Signatories"), are parties with the Company and National City Bank, (Cleveland, Ohio)(successor to First Chicago Trust Company of New York, engaged in a joint venture known as Equiserve LP), as depository, to a Stockholders' Agreement, dated as of March 15, 1990, as amended, covering the shares of Class B Common beneficially owned by each of the Signatories (the "Stockholders' Agreement"). The Stockholders' Agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. Accordingly, the Signatories may be deemed to have acquired beneficial ownership of all of the Class B Common subject to the Stockholders' Agreement, an aggregate of 1,542,757 shares, as a "group" as defined under the Exchange Act. The shares subject to the Stockholders' Agreement constitute 93.96% of the Class B Common outstanding on December 31, 2000, or 67.23% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the Stockholders' Agreement. Under the Stockholders' Agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The Stockholders' Agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common. The Class B Common shown in the foregoing table as beneficially owned by named persons who are Signatories is subject to the Stockholders' Agreement.

(4) A Schedule 13D filed with the SEC with respect to Class A Common on February 18, 1998, and amended from time to time, most recently on February 14, 2001 by Amendment No. 6, reported that the following individuals and entities:
    Clara Taplin Rankin, Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin, Roger F. Rankin, Bruce T. Rankin, Matthew M. Rankin, James T. Rankin, Alison A. Rankin, J.C. Butler, Jr., Victoire G. Rankin, Corbin K. Rankin, Chloe O. Rankin, David B. Williams, RMI and Associates (collectively, the "Class A Parties" and all the Class A Parties except Associates, the "Class A Partners"), may be deemed as a group to have acquired and to beneficially own 738,295 shares of Class A Common, representing 11.31% of the outstanding Class A Common as of December 31, 2000. Although Associates holds the 738,295 shares of Class A Common, which were contributed by the Class A Partners, it does not have any power to vote or to dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other Class A Partners. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger R. Rankin, the shareholders of RMI. Under the terms of the Limited Partnership Agreement of

    Associates (the "Class A Partnership Agreement"), Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all partnership interests in Associates. The Shareholders' Agreement among the shareholders of RMI, the Articles of Incorporation of RMI and the Class A Partnership Agreement restrict the transfer of RMI shares and partnership interests in Associates by RMI's shareholders and the Class A Partners and provide such persons with a right of first refusal to acquire RMI shares or partnership interests in Associates which an RMI shareholder or a Class A Partner desires to sell and a call right to compel the sale of RMI shares or partnership interests in Associates held by RMI shareholders or the Class A Partners who are not members of a "Family Group," consisting of one of Clara Taplin Rankin's sons, their spouses and their descendants. The Class A Common shown in the foregoing table as beneficially owned by each of the Class A Partners includes the shares of Class A Common that are subject to the Class A Partnership Agreement.

(5) Clara Taplin Rankin, Frank E. Taplin, Jr. and Thomas E. Taplin are co-settlors of a trust holding an aggregate of 42,000 shares of Class A Common and 21,000 shares of Class B Common, in which each retains a reversionary interest with respect to 14,000 of such shares of Class A Common and 7,000 of such shares of Class B Common. The Class B Common held by the foregoing trust is subject to the Stockholders' Agreement described in note (3).

(6) A Schedule 13D filed with the SEC with respect to Class B Common on November 25, 1996, and amended from time to time, most recently on February 14, 2001 by Amendment No. 3, reported that the following individuals and entities:
    Clara Taplin Rankin, Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin, Roger F. Rankin, Bruce T. Rankin, Victoire G. Rankin, RMI and the Partnership (collectively, the "Class B Parties" and all the Class B Parties, except the Partnership, the "Class B Partners"), may be deemed as a group to have acquired and to beneficially own 472,371 shares of Class B Common, representing 28.77% of the outstanding Class B Common as of December 31, 2000. Although the Partnership holds the 472,371 shares of Class B Common, which were contributed by the Class B Partners, it does not have any power to vote or to dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other Class B Partners. RMI exercises such powers by action of its board of directors, which acts by majority vote. Under the terms of the Limited Partnership Agreement of the Partnership (the "Class B Partnership Agreement"), the Partnership may not dispose of Class B Common without the consent of RMI and the approval of the holders of more than 75% of all Partnership interests. The Shareholders' Agreement among the shareholders of RMI, the Articles of Incorporation of RMI and the Class B Partnership Agreement restrict the transfer of RMI shares and Partnership interests by RMI's shareholders and the Class B Partners and provide such persons with a right of first refusal to acquire RMI shares or Partnership interests which an RMI shareholder or a Class B Partner desires to sell and a call right to compel the sale of RMI shares or Partnership interests held by RMI shareholders or the Class B Partners who are not members of a "Family Group," consisting of one of Clara Taplin Rankin's sons, their spouses and their descendants. The Class B Common beneficially owned by each of the Class B Partners and the Partnership is also subject to the Stockholders' Agreement described in note (3).

(7) A Schedule 13G filed with the SEC with respect to Class A Common on February 2, 2001 reported that Dimensional Fund Advisors Inc. ("Dimensional") beneficially owns the shares of Class A Common reported herein as a result of being an investment advisor that furnishes investment advice to four investment companies and an investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds") which own the shares of Class A Common. As a result of its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of Class A Common owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(8) Includes the following number of shares as to which certain directors and executive officers disclaim beneficial ownership: (a) 908,212 shares of Class A Common and 478,427 shares of Class B Common held by (i) members of Mr. Rankin's family, (ii) charitable trusts, (iii) trusts for the benefit of members of Mr. Rankin's family and (iv) to the extent in excess of Mr. Rankin's pecuniary interest in such entities, the Partnership and Associates; (b) 1,000 shares of Class A Common held by Mr. Brown's spouse; and (c) with respect to all executive officers and directors as a group, 909,212 shares of Class A Common and 478,427 shares of Class B Common held by family members and as described in (a) above.

(9) Includes the following shares which the directors have, or had, within 60 days after December 31, 2000, the right to acquire pursuant to the Company's Non-Employee Directors' Equity Compensation Plan for payment of directors' fees for services rendered between October 1, 2000 and December 31, 2000:
    Mr. Brown, 95 shares of Class A Common; Mr. Gates, 95 shares of Class A Common; Mr. Hendrix, 278 shares of Class A Common; Mr. Hoag, 95 shares of Class A Common; Mr. LaBarre, 94 shares of Class A Common; Mr. Osborne, 95 shares of Class A Common; Dr. Ross, 95 shares of Class A Common; Mr. Britton
    T. Taplin, 95 shares of Class A Common; Mr. David F. Taplin, 95 shares of Class A Common; and Mr. Turben, 120 shares of Class A Common; and all executive officers and directors as a group, 1,157 shares of Class A Common.

     Frank E. Taplin, Jr. and Thomas E. Taplin are brothers, and Clara Taplin Rankin is their sister. Britton T. Taplin is the son of Thomas E. Taplin, and David F. Taplin is the son of Frank E. Taplin, Jr. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr., and J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing table (including shares as to which such persons had the right to acquire beneficial ownership within 60 days after December 31, 2000 pursuant to the Company's Non-Employee Directors' Equity Compensation Plan) equals 2,022,445 shares or 30.98% of Class A Common and 1,135,200 shares or 69.14% of Class B Common outstanding on December 31, 2000 (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act). The combined beneficial ownership of all directors of the Company (including shares as to which the directors had the right to acquire beneficial ownership within 60 days after December 31, 2000), together with Clara Taplin Rankin, Frank E. Taplin, Jr., Thomas E. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing table in accordance with Rule 13d-3 under the Exchange Act, equals 2,064,852 shares or 31.63% of Class A Common and 1,138,195 shares or 69.32% of Class B Common outstanding on December 31, 2000 (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act). Such shares of Class A Common and Class B Common together represent 58.60% of the combined voting power of all Class A Common and Class B Common outstanding on such date (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act).

     There exists no arrangement or understanding between any director and any other person pursuant to which such director was elected. Each director and executive officer serves until his successor is elected and qualified.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Review Committee and a Nominating, Organization and Compensation Committee (the "Nominating and Compensation Committee"). During 2000, the members of the Audit Review Committee were Robert
M. Gates (Chairman), Leon J. Hendrix, Jr., David H. Hoag (beginning February 8,
2000), Richard de J. Osborne, John C. Sawhill (through May 18, 2000) and Britton
T. Taplin, and the members of the Nominating and Compensation Committee were Robert M. Gates, David H. Hoag (beginning February 8, 2000), Richard de J. Osborne, Ian M. Ross (Chairman), John C. Sawhill (through May 18, 2000) and John
F. Turben. The other standing committees of the Board of Directors are the Executive Committee, which during 2000 was comprised of Robert M. Gates, Dennis
W. LaBarre, Alfred M. Rankin, Jr. (Chairman), Ian M. Ross and John C. Sawhill (through May 18, 2000), and the Finance Committee, which during 2000 was comprised of Leon J. Hendrix, Jr., Dennis W. LaBarre, Alfred M. Rankin, Jr., John C. Sawhill (Chairman, through May 18, 2000), Britton T. Taplin, David F. Taplin and John F. Turben (Chairman, beginning June 14, 2000).

     The Audit Review Committee held four meetings in 2000. The Audit Review Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent certified public accountants. The Audit Review Committee discusses with the internal auditors and the independent public accountants the overall scope and specific plans for their respective audits. The Audit Review Committee reviews audit and non-audit fees. The Audit Review Committee also considers issues relating to auditor independence. The Audit Review Committee meets regularly with the Company's internal auditors and independent public accountants to discuss the results of their respective examinations, their evaluations of the Company's internal controls, and the Company's financial reporting.

     The Nominating and Compensation Committee held three meetings in 2000. The Nominating and Compensation Committee reviews executive compensation, fixes compensation of the executive officers and incentive compensation, recommends the adoption of and administers or monitors the administration of all benefit plans, and has the authority to grant stock options. The Nominating and Compensation Committee also reviews and recommends to the Board of Directors criteria for membership to the Board of Directors, reviews and recommends to the Board of Directors the optimum number and qualifications of directors believed to be desirable, has established and monitors a system to receive suggestions for nominees to directorships of the Company, and identifies and recommends to the Board of Directors specific candidates for membership to the Board of Directors.

     The Finance Committee held three meetings in 2000. The Finance Committee reviews the financing and risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on all matters concerning finance.

     The Executive Committee held no meetings in 2000. The Executive Committee may exercise all of the powers of the Board of Directors in the management and control of the business of the Company during the intervals between meetings of the Board of Directors.

     The Board of Directors held seven meetings in 2000. In 2000, all of the incumbent directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during their tenure.

REPORT OF THE AUDIT REVIEW COMMITTEE

     The Board of Directors of the Company adopted a written Audit Review Committee Charter, a copy of which is attached hereto as Exhibit C. All members of the Audit Review Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The Audit Review Committee has reviewed and discussed with the Company's management and Arthur Andersen LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Stockholders for the year ended December 31, 2000. The Audit Review Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Review Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Arthur Andersen LLP their independence. The Audit Review Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Arthur Andersen LLP is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the U.S. Securities and Exchange Commission.

ROBERT M. GATES, CHAIRMAN    RICHARD DE J. OSBORNE
LEON J. HENDRIX, JR.         BRITTON T. TAPLIN
DAVID H. HOAG

COMPENSATION OF DIRECTORS

     During 2000, each director who was not an officer of the Company or its subsidiaries received a retainer of $30,000 for the calendar year for service on the Board of Directors and on subsidiary boards of directors. In addition, each such director received $500 for attending each meeting of the Board of Directors and each meeting of a committee thereof, as well as for each meeting of a subsidiary board of directors or committee thereof on which such director served. Such fees for attendance at board meetings could not exceed $1,000 per day. In addition, the chairman of each committee of the Board of Directors and the subsidiary boards of directors received $4,000 for the year for service as committee chairman. Under the Company's Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors' Plan"), each director who was not an officer of the Company or its subsidiaries received 50% of his annual retainer ($15,000) in shares of Class A Common. These shares could not be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualifying domestic relations order, or (c) to a trust for the benefit of the director, or his spouse, children or grandchildren. The foregoing restrictions on transfer lapse upon the earliest to occur of (i) the date which is ten years after the last day of the calendar quarter for which such shares were earned, (ii) the date of the death or permanent disability of the director, (iii) five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors of the Company, and (iv) the date that a director is both retired from the Board of Directors of the Company and has reached 70 years of age. In addition, each director has the right under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his annual retainer, meeting attendance fees and any committee chairman's fee. These voluntary shares are not subject to the foregoing restrictions.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and all other compensation for services in all capacities to the Company and its subsidiaries of the Named Executive Officers of the Company and its principal subsidiaries, NACCO Materials Handling Group, Inc. ("NMHG"), Hamilton Beach/Proctor-Silex, Inc. ("Hamilton Beach/Proctor-Silex") and The North American Coal Corporation ("North American Coal").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                            PAYOUTS
                                               ANNUAL COMPENSATION        ------------
                                              ----------------------          LTIP           ALL OTHER
                                  FISCAL       SALARY        BONUS          PAYOUTS         COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR         ($)           ($)             ($)               ($)
  ---------------------------     ------      --------      --------      ------------      ------------
Alfred M. Rankin, Jr.              2000       $843,100(1)   $503,566(2)    $1,157,366(3)      $527,771(4)(5)
  Chairman, President and          1999       $838,400(1)   $261,727(2)    $  828,008(3)      $328,861(4)(5)
  Chief Executive Officer          1998       $784,856(1)   $637,680(2)    $1,222,016(3)      $491,051(4)(5)
  of the Company
Reginald R. Eklund                 2000       $494,305(1)   $296,373(6)    $1,947,811(7)      $153,493(8)
  President and Chief              1999       $470,016(1)   $152,553(6)    $  759,850(7)      $137,314(8)
  Executive Officer of NMHG        1998       $437,200(1)   $376,624(6)            --         $154,303(8)
Richard E. Posey (9)               2000       $424,644(1)   $ 52,900(10)           --         $ 62,495(11)
  Former President and Chief       1999       $404,160(1)   $188,000(10)           --         $ 97,422(11)
  Executive Officer of             1998       $388,778(1)   $237,300(10)           --         $ 85,619(11)
  Hamilton Beach/Proctor-Silex
Clifford R. Miercort               2000       $396,278(1)   $177,600(12)           --         $ 50,822(14)
  President and Chief              1999       $378,865(1)   $172,800(12)   $1,210,540(13)     $ 35,881(14)
  Executive Officer of             1998       $360,770(1)   $183,582(12)           --         $ 57,239(14)
  North American Coal
Frank G. Muller                    2000       $320,377(1)   $152,350(15)   $  998,513(16)     $ 84,297(17)
  Vice President of NMHG,          1999       $302,991(1)   $ 94,681(15)   $  177,150(16)     $ 77,952(17)
  President of NMHG Americas       1998       $279,574(1)   $191,435(15)           --         $ 93,350(17)

---------------

 (1) Under current disclosure requirements of the SEC certain of the amounts listed are being reported as "Salary," although the Company considers them as payments of cash in lieu of perquisites, which are at competitive levels as determined by the Company's Nominating and Compensation Committee. For Mr. Rankin, the amounts listed for 2000, 1999 and 1998 include payments of cash in lieu of perquisites of $83,100, $78,400 and $74,856, respectively. For Mr. Eklund, the amounts listed for 2000, 1999 and 1998 include payments of cash in lieu of perquisites of $52,560, $51,300 and $49,500, respectively. For Mr. Posey, the amounts listed for 2000, 1999 and 1998 include payments of cash in lieu of perquisites of $40,824, $37,560 and $35,570, respectively. For Mr. Miercort, the amounts listed for 2000, 1999 and 1998 include payments of cash in lieu of perquisites of $32,020, $31,010 and $29,610, respectively. For Mr. Muller, the amounts listed for 2000, 1999 and 1998 include payments of cash in lieu of perquisites of $29,300, $28,390 and $27,270, respectively.

 (2) For Mr. Rankin, these amounts were paid in cash pursuant to the NACCO Industries, Inc. Annual Incentive Compensation Plan and the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Supplemental Short-Term Plan").

 (3) For Mr. Rankin, the amounts listed for 2000, 1999 and 1998 were distributed in the form of 15,617, 7,451 and 6,776 shares of Class A Common and cash payments in the amount of $539,979, $289,874 and $427,856, respectively. The foregoing cash payments are intended to be the approximate amounts required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. These amounts were distributed under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Plan").

 (4) For Mr. Rankin, the amounts listed for 2000, 1999 and 1998 include $4,250, $4,000 and $4,000, respectively, consisting of matching contributions by the Company under the NACCO Materials Handling Group, Inc. Profit Sharing Plan (the "NMHG Profit Sharing Plan"); and $117,237, $54,287 and $97,444, respectively, consisting of amounts credited and interest under the NACCO Industries, Inc. Unfunded Benefit Plan.

 (5) For Mr. Rankin, the amounts listed for 2000, 1999 and 1998 include $406,284, $270,574 and $389,607, respectively, consisting of amounts credited and interest under The Retirement Benefit Plan for Alfred M. Rankin, Jr.

 (6) For Mr. Eklund, the amounts were paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan.

 (7) For Mr. Eklund, the amount listed for 2000 represents the appreciation and interest on the book value units awarded to Mr. Eklund in 1998, 1996, 1994 and 1993 under the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the "NMHG Long-Term Plan"), which was terminated in 2000. A portion of such amount was paid in cash and the remainder was deferred into the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "NMHG Unfunded Benefit Plan"). The amount listed for 1999 represents the appreciation on the book value appreciation units awarded to Mr. Eklund in 1990 under the NMHG Long-Term Plan. A portion of such amount was paid in cash and the remainder was deferred into the NMHG Unfunded Benefit Plan.

 (8) For Mr. Eklund, the amounts listed for 2000, 1999 and 1998 include $19,500, $20,000 and $20,000, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; and $133,993, $117,314 and $134,303, respectively, consisting of amounts credited and interest under the NMHG Unfunded Benefit Plan.

 (9) Effective as of January 29, 2001, Mr. Posey resigned.

(10) For Mr. Posey, these amounts were paid in cash pursuant to the Hamilton Beach/Proctor-Silex, Inc. Annual Incentive Compensation Plan.

(11) For Mr. Posey, the amounts listed for 2000, 1999 and 1998 include $16,523, $20,470 and $19,653, respectively, consisting of contributions by Hamilton Beach/Proctor-Silex under the Hamilton Beach/ Proctor-Silex Employees' Retirement Savings Plan; and $45,972, $76,952 and $65,966, respectively, consisting of amounts credited and interest under the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan.

(12) For Mr. Miercort, these amounts were paid in cash pursuant to The North American Coal Corporation Annual Incentive Compensation Plan.

(13) For Mr. Miercort, the amount listed for 1999 represents the amount in Mr. Miercort's account under The North American Coal Corporation Value Appreciation Plan (the "North American Coal Long-Term Plan"). A portion of such amount was paid in cash and the remainder was deferred into The North American Coal Deferred Compensation Plan for Management Employees (the "North American Coal Deferred Compensation Plan").

(14) For Mr. Miercort, the amounts listed for 2000, 1999 and 1998 include $8,500, $8,000 and $8,000, respectively, consisting of matching contributions by North American Coal under The North American Coal Retirement Savings Plan; and $42,322, $27,881 and $49,239, respectively, consisting of amounts credited and interest under the North American Coal Deferred Compensation Plan.

(15) For Mr. Muller, these amounts were paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan.

(16) For Mr. Muller, the amount listed for 2000 represents the appreciation and interest on the book value units awarded to Mr. Muller in 1998, 1994 and 1993 under the NMHG Long-Term Plan, which was terminated in 2000. A portion of such amount was paid in cash and the remainder was deferred into the NMHG Unfunded Benefit Plan. The amount listed for 1999 represents the appreciation on the book value appreciation units awarded to Mr. Muller in 1990 under the NMHG Long-Term Plan and was deferred into the NMHG Unfunded Benefit Plan.

(17) For Mr. Muller, the amounts listed for 2000, 1999 and 1998 include $19,500, $20,000 and $20,000, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; and $64,797, $57,952 and $73,350, respectively, consisting of amounts credited and interest under the NMHG Unfunded Benefit Plan.

STOCK OPTION GRANTS

     The Company did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2000 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2000, there were no outstanding options to purchase shares of the Company's Class A Common or Class B Common.

LONG-TERM INCENTIVE PLANS

     The following table sets forth information concerning awards to the Named Executive Officers during fiscal year 2000, and estimated payouts in the future, under long-term incentive plans of the Company and its principal subsidiaries.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                 NUMBER OF      PERFORMANCE        ESTIMATED FUTURE PAYOUTS UNDER
                                  SHARES,         OR OTHER           NON-STOCK PRICE-BASED PLANS
                                  UNITS OR      PERIOD UNTIL    -------------------------------------
                                OTHER RIGHTS     MATURATION     THRESHOLD      TARGET       MAXIMUM
             NAME                 ($ OR #)       OR PAYOUT      ($ OR #)      ($ OR #)      ($ OR #)
             ----               ------------    ------------    ---------    ----------    ----------
Alfred M. Rankin, Jr.(1)         $1,108,640        2 years         $0        $1,108,640    $1,721,164
                                 $1,108,640        5 years         $0        $        0    $  636,082
Reginald R. Eklund(2)            $  459,900        6 years         $0        $  810,574            (2)
                                 $  459,900        7 years         $0        $  810,574            (2)
Richard E. Posey(3)                      --             --         --                --            --
Clifford R. Miercort(4)          $  208,130       10 years         $0        $  208,130            (4)
Frank G. Muller(2)               $  190,255        6 years         $0        $  335,324            (2)
                                 $  190,255        7 years         $0        $  335,324            (2)

---------------

(1) Under the NACCO Long-Term Plan, participants, including Mr. Rankin, are eligible for awards paid partly in shares of Class A Common and partly in cash for performance against a target which is based upon the Company's consolidated adjusted return on equity over multiple-year periods. Effective January 1, 2000, participants were granted dollar-denominated target awards. Final awards, if any, will be received in 2002 ("base period awards") based upon the Company's consolidated adjusted return on equity performance for the period from January 1, 2000 through December 31, 2001 against a pre-established target. Participants are also eligible to receive a supplemental payout on such awards in 2005 ("consistent performance awards") based upon the Company's consolidated adjusted return on equity performance for the 5-year period from January 1, 2000 through December 31, 2004 against the same pre-established target. No consistent performance award is payable if the Company's consolidated adjusted return on equity performance for the relevant period is at or below target. The total amount of the base period award and the consistent performance award paid to a participant in any calendar year cannot exceed 200% of the base period target award. Sixty-five percent of all payouts are distributed in shares of Class A Common, with the number of shares based upon the average closing price of Class A Common on the New York Stock Exchange at the end of each week during 2001 (in the case of base period awards) and 2004 (in the case of consistent performance awards).

    The shares of Class A Common issued as a portion of these awards under the NACCO Long-Term Plan are fully vested but may not be transferred until the earlier of (a) December 31, 2011, (b) the participant's death or disability, or (c) five years after the participant's retirement. At any time after three years after the end of the performance period, a participant may also request that the Nominating and Compensation Committee authorize the lapse of restrictions on up to 20% of shares issued under the NACCO Long-Term Plan for the purchase of a principal residence or payments of certain medical or educational expenses. Because the total value of a final award is currently taxable as income to the participant, the balance of the final award is paid in cash in an amount which is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates.

(2) Effective as of January 1, 2000, Messrs. Eklund and Muller became participants in the NMHG Senior Executive Long-Term Incentive Compensation Plan (the "NMHG Executive Long-Term Plan"). Under the NMHG Executive Long-Term Plan, participants, including Messrs. Eklund and Muller, are eligible for awards for performance against a target which is based upon NMHG's adjusted return on equity over two-year periods (except for 2000 during which the participants are also eligible for awards for performance against a target which is based upon NMHG's adjusted return on equity over a single year). Effective January 1, 2000, participants were granted dollar-denominated target awards for the two award periods. Awards, if any, based on the one-year performance period will be granted in 2001 based upon NMHG's adjusted return on equity for the period from January 1, 2000 through December 31, 2000 against a pre-established target. Awards, if any, for the two-year performance period will be made in 2002 based upon NMHG's adjusted return on equity for the period from January 1, 2000 through December 31, 2001 against a pre-established target. The total award for any period cannot exceed 150% of the target award. Under the NMHG Executive Long-Term Plan, awards to participants are made in the form of "book value units" which are subject to a payment restriction of five years from the date of award. Such payment restriction shall automatically lapse upon the participant's death, permanent disability or retirement, or in the event of any other termination of employment with the approval of the NMHG Nominating, Organization and Compensation Committee. Upon the lapse of the payment restriction, the participant is entitled to receive a payment in cash equal to (a) the book value of the units as of the end of the calendar quarter coincident with or immediately preceding the date the payment restriction lapses or (b) for participants who terminated employment for reasons other than death, disability or retirement, the book value of the units as of the end of the calendar quarter coincident with or immediately preceding termination. At any time up to one year prior to the fifth anniversary of the grant date of an award, a participant may elect to defer the payout of the award under the plan for a period not to exceed ten years from the grant date of the award and if the award is deferred for the entire ten years the participant may thereafter elect to further defer receipt of the award, in which case the deferred amount will be paid under the NMHG Unfunded Benefit Plan. There is no minimum or maximum value for final award payouts under the plan.

(3) Mr. Posey, who resigned as of January 29, 2001, was a participant in the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (the "HB/PS Long-Term Plan"). Under the HB/PS Long-Term Plan, participants are awarded "book value appreciation units" which vest ten years from the date of award, or earlier in the event of the participant's death, permanent disability or retirement, or in the event of any other termination of employment with the approval of the Hamilton Beach/Proctor-Silex Nominating, Organization and Compensation Committee. At any time following the fifth anniversary of the date of an award, a participant may also annually request that such Committee permit the vesting of up to 20% of the number of book value appreciation units in the event of a financial hardship or unforeseen financial emergency, provided that such request may only apply to an aggregate of 40% of the number of book value appreciation units originally granted in an award. Upon vesting, the participant is entitled to receive a payment in cash equal to the appreciation in the book value per unit from the base period price per unit to the value of the book value unit at the end of the calendar quarter immediately preceding the date of vesting, and vested book value units as to which payment is made are canceled. There are no threshold or maximum values for an award. Mr. Posey did not receive an award during 2000.

(4) Effective as of January 1, 2000, Mr. Miercort was awarded the right to participate in The North American Coal Value Appreciation Plan for Years 2000 to 2009 (the "2000 to 2009 North American Coal Long-Term Plan"), which replaced the North American Coal Long-Term Plan, at a rate equal to a specified percentage of his salary range midpoint, as determined by the North American Coal Nominating, Organization and Compensation Committee. When the 2000 to 2009 North American Coal Long-Term Plan was adopted, the North American Coal Nominating, Organization and Compensation Committee set net income appreciation goals that are based upon achieving underlying year-by-year targets for each year during the ten-year term of the Plan. These goals are adjusted each year for inflation and to take into account any "new projects" initiated in the interim. Once a plan year is completed, the actual net income during that plan year is measured against the adjusted net income goal for that plan year to determine the annual net income appreciation of current and new projects (the "Annual Factor"). Similarly, actual cumulative net income for the term of the Plan to date is measured against the cumulative adjusted net income goals to date to determine the cumulative net income appreciation of current and new projects (the "Cumulative Factor") against the ten-year target.

    When the 2000 to 2009 North American Coal Long-Term Plan was adopted, the North American Coal Nominating, Organization and Compensation Committee also set a goal for the cumulative net income appreciation due to new projects over the term of the Plan. At the end of each plan year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects (the "New Project Factor"). In addition, if it is determined in any plan year (an "Adjustment Year") that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year's New Project Factor will reduce the New Project Factor in the Adjustment Year (the "New Project Adjustment"). If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

    At the start of each year during the ten-year term of the 2000 to 2009 North American Coal Long-Term Plan, a target award is set for each participant as a percentage of salary midpoint. The amount shown for Mr. Miercort represents the target award which is based upon his salary range midpoint for 2000. Following the end of the year, this target amount is adjusted by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. Target amounts as so adjusted are credited or debited to an account for the benefit of the participant, which earns interest based upon the average monthly rate of ten-year U.S. Treasury Bonds. There are no threshold or maximum values for an award. All amounts in these accounts vest at the rate of 20% each year, and become fully vested on December 31, 2004. Vested amounts are payable in cash on the earlier of December 31, 2009, or the participant's death, disability, retirement or other reasons within the discretion of the North American Coal Nominating, Organization and Compensation Committee. The participant may elect to defer receipt of all or part of such amounts, in which case the deferred amount will be paid under the North American Coal Deferred Compensation Plan. Earlier payments of vested amounts may be permitted within the discretion of the North American Coal Nominating, Organization and Compensation Committee in the event of a financial hardship or unforeseen financial emergency.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee of the Company's Board of Directors and the Nominating, Organization and Compensation Committees of the Company's subsidiary boards of directors (collectively, the "Compensation Committee") have furnished the following report on executive compensation. The members of the Nominating and Compensation Committee for 2000 were Robert M. Gates, David H. Hoag (beginning February 8, 2000), Richard de J. Osborne, Ian M. Ross (Chairman), John C. Sawhill (through May 18, 2000) and John F. Turben. The members of the Nominating, Organization and Compensation Committees of the Company's principal subsidiaries, NMHG, Hamilton Beach/Proctor-Silex and North American Coal, consist of these individuals, as well as Dennis W. LaBarre and Alfred M. Rankin, Jr. Messrs. LaBarre and Rankin are not members of the Nominating and Compensation Committee of the Company, and their participation in this report is limited to the portions of the report relating to the Company's subsidiaries.

  COMPENSATION POLICY

     The guiding principle of the executive compensation program of the Company and its subsidiaries in recent years has been the maintenance of a strong link between an executive officer's compensation and individual performance and the performance of the Company or the subsidiary for which the executive officer has responsibility. Comprehensively defined target total compensation is established for each executive officer position following rigorous evaluation standards to ensure internal equity. Such total compensation is targeted explicitly in dollar terms as the sum of base salary plus perquisites, short-term incentives and long-term incentives. While the Company offers opportunities for its executive officers to earn truly superior compensation for outstanding results, this link includes significantly reduced compensation for weak results.

     In accordance with the foregoing philosophy, the Compensation Committee approves a mix of base salaries and incentive plans for each executive officer such that base salary levels are at levels appropriate to allow incentive plans to serve as significant motivating factors. Base salary and incentive compensation levels for each officer are determined by the Compensation Committee, which considers recommendations made by the Company's independent outside compensation consultant. The consultant bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of the Company's philosophy, as summarized above. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of executive officers with the long-term interests of stockholders by basing a substantial portion of the incentive compensation package upon adjusted return on equity performance and book value appreciation rather than on cyclical movements in stock price. Finally, in addition to providing certain other perquisites, target levels of perquisites for executive officers are converted into fixed dollar amounts and paid in cash, an approach which recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.

     In sum, the executive compensation program at the Company and its subsidiaries is designed to reward executive officers with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years when the Company has lower financial results, payouts under the incentive components of the Company's compensation plans will be lower. In years when the Company has better financial results, payouts under the incentive components of the Company's compensation plans will be greater. The Company believes that over time the program will encourage executive officers to earn incentive pay significantly greater than 100% of target by delivering outstanding managerial performance.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent that the compensation for any of such individuals exceeds one million dollars for the taxable year. An exception to this general rule exists for payments that are made for attainment of one or more performance goals meeting certain criteria. In response to this law and the regulations promulgated thereunder, the stockholders of the Company previously had approved former versions of the Supplemental Short-Term Plan and the NACCO Long-Term Plan. At the Annual Meeting, the Company is asking its stockholders to approve, for purposes of Section 162(m), the Supplemental Short-Term Plan and the NACCO Long-Term Plan, as amended and restated, so that awards made under these Plans for 2001 and thereafter will continue not to count towards the one million dollar cap. See "Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Supplemental Annual Incentive Compensation Plan" at pages 25 to 27 and "Approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Executive Long-Term Incentive Compensation Plan" at pages 27 to 29 of this Proxy Statement. In the past and upon approval at the Annual Meeting, both plans have been and will be used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on awards made under the plans should not count towards the one million dollar cap which the law imposes for purposes of federal income tax deductibility. While the Compensation Committee intends to preserve the deductibility of compensation payable to the Company's executive officers, deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes is in the best interests of the Company and its stockholders.

  EXECUTIVE COMPENSATION AND COMPANY PERFORMANCE

     The three main elements of the Company's executive compensation program -- base salary, short-term incentive compensation and long-term incentive compensation -- are carefully reviewed by the Compensation Committee in relation to the performance of the Company and its subsidiaries.

     Base Salary. To assist the Compensation Committee in fixing base salary levels which are at adequately competitive levels, an independent outside consultant analyzes a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues. Organizations participate in the survey based upon their voluntary submission of data to the independent consultant, as well as their ability to pass the consultant's quality assurance controls. For 2000, participants included 399 parent organizations and 560 independent operating units. Comparing positions of similar scope and complexity, the consultant derives a median salary level for each executive officer position at the Company and its principal subsidiaries and provides that information to the Compensation Committee. All information provided to the Compensation Committee is on an industry-wide basis as opposed to a comparison with individual companies that may compete with the Company and its principal subsidiaries. The Compensation Committee uses the median, or salary midpoint ("Salary Midpoint"), for purposes of determining the salary range for each executive officer. The Compensation Committee then sets the base salary for each executive officer, which is within the salary range and is dependent upon additional factors such as the executive officer's performance.

     Because the Compensation Committee uses Salary Midpoints based on studies of domestic industrial organizations from all segments of industry, the Company does not believe that there is a meaningful relationship between executive salary levels of each subsidiary determined by the Compensation Committee and the executive salary levels of the companies that make up the S&P Diversified Machinery Index, which the Company historically used as the published industry index for comparison to the Company's stock price performance, or the Russell 2000 Producer Durables Index, which the Company intends to use in future periods as the published industry index for such comparison. Historically, the S&P Diversified Machinery Index was chosen because the Class A Common was included in the index and NMHG, which manufactures forklifts, is the Company's largest subsidiary in terms of asset value and revenues. Recently, the Class A Common was deleted from the S&P 500 Diversified Machinery Index. The Class A Common is included in the Russell 2000 Producer Durables Index.

     Short-Term Incentive Compensation. At the end of 1999, the Compensation Committee adopted target performance levels for consolidated adjusted return on equity for the Company (upon which awards under the Company's Supplemental Short-Term Plan are based) and its subsidiaries, and various performance criteria for the Company's subsidiaries such as net income, return on equity in properly capitalized tangible assets, economic value income, market share, sales development and support costs (depending on the business unit) (upon which awards under the Company's Annual Incentive Compensation Plan (the "Short-Term Plan") and the annual incentive compensation plans of the Company's subsidiaries are based) for that year. The short-term incentive plans for the Company and its subsidiaries essentially follow the same basic pattern for award determination. Performance targets are established within the Compensation Committee's discretion, and are generally based upon management's recommendations as to the performance objectives of the particular business for the year. Target awards for executive officers are established at specified percentages of each individual's Salary Midpoint.

     Final awards for each individual under the short-term incentive plans of the Company and its subsidiaries are based on the individual's target award, adjusted for performance by the business unit against the established targets, and for all such plans except the Supplemental Short-Term Plan, for performance by the individual against individual goals. The Compensation Committee, in its discretion, may also increase or decrease awards under all such plans (except for the Supplemental Short-Term Plan pursuant to which awards may be decreased, but not increased), and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. In no event will short-term incentive payments exceed 150% of the target amount.

     The short-term annual incentive plans of the Company and its subsidiaries provide target compensation of 5% to 75% of Salary Midpoint, depending on the executive officer's position. Although it varies by business unit, target awards generally are tied to the annual operating and financial targets for the particular business unit, and in most cases, to longer-term objectives such as long-term adjusted return on equity performance targets for the business unit.

     Long-Term Incentive Compensation. For 2000, the long-term incentive compensation plans for the Company and its subsidiaries, established at target performance levels by the Compensation Committee, were designed to provide the equivalent of 10% to 145% of Salary Midpoint (unless the amount is currently taxable, in which case the targets are adjusted accordingly).

     The long-term incentive compensation plan for the parent holding company used the Company's consolidated adjusted return on equity as a measure of incentive compensation. The consolidated adjusted return on equity target is established by the Nominating and Compensation Committee, and is set at a level believed to provide an appropriate measure of stockholder protection. In general, each year participants are granted dollar-denominated target base period awards based on performance periods of two years and target consistent performance awards based on performance periods of five years. Target awards are set based on a percentage of each executive officer's Salary Midpoint, and are adjusted as of the end of the base period based upon the Company's consolidated adjusted return on equity. Consistent performance awards are intended to supplement the base period awards granted to participants. No consistent performance award is payable if the Company's consolidated adjusted return on equity performance for the relevant period is at or below target.

     Approximately 65% of all of the foregoing awards are distributed in shares of Class A Common, the transfer of which is restricted for ten years, with the number of shares awarded being based on the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the last year of the appropriate performance period. An average price mechanism, rather than year-end price or price on the date of payment, is used in determining the number of shares to be awarded because the Nominating and Compensation Committee believes that valuation at a single point in time in a year is likely to lead to inappropriate results. The balance of the award is paid in cash and is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. The Nominating and Compensation Committee has the power to adjust the percentage of awards that are paid in stock.

     The Nominating and Compensation Committee believes that these incentive compensation plan awards promote a long-term focus on the profitability of the Company because, although a recipient may receive a payout after the end of the base period and each consistent performance period, the recipient is effectively required to invest the noncash portion of the payout in the Company for up to ten years. This is because the shares distributed may not be transferred for ten years following the last day of the base period. During the restriction period, the ultimate value of a payout is subject to change based upon the value of the Class A Common. The value is enhanced as the value of the Class A Common appreciates (or is decreased as the value of the Class A Common depreciates), and thus such awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the Class A Common.

     The subsidiaries' long-term incentive compensation plans are linked to future performance of the particular business unit. Similar to the parent holding company's long-term incentive plan, each subsidiary plan establishes target awards based on an executive officer's Salary Midpoint. NMHG's long-term plans use NMHG's adjusted return on equity as a measure of incentive compensation. The adjusted return on equity targets are established by the NMHG Nominating, Organization and Compensation Committee and the target awards are adjusted as of the end of the base period based upon NMHG's adjusted return on equity performance. Participants are then awarded "book value units" which have a five-year payment restriction from the date of the award. The actual amount paid after the payment restriction lapses depends on the increase in the book value of NMHG over the time period. Participants in the plan may elect to have such amount deferred under the plan for up to ten years from the date of the award, and if the award has been deferred through the full ten year period, the participant may further elect to have the award deferred and paid under the NMHG Unfunded Benefit Plan. Under the Hamilton Beach/Proctor-Silex long-term incentive compensation plan, the target award is set with the grant of "book value appreciation units." The actual amount paid ten years after the date of original grant depends upon the increase in the book value of HB/PS over the time period. The North American Coal long-term incentive compensation plan provides for awards of the right to participate in the plan at a rate equal to a specified percentage of the individual's Salary Midpoint. The target amount allocated to a participant is adjusted at the end of each year for the actual net income during that plan year to determine the annual net income appreciation of current and new mining projects against previously set annual targets. Similarly, the target amount is adjusted at the end of each year for the actual cumulative net income for the term of the plan to date to determine the cumulative net income appreciation of current and new projects against previously set targets. At the end of each plan year, the target amount is also adjusted for the present value of expected cumulative net income appreciation of all new projects initiated during that year to determine the net income appreciation due to the acquisition of new projects against previously set targets. Finally, if it is determined in any plan year that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project will reduce the new project adjustment in that year. If the new project adjustment is large enough, it is possible for participants to receive negative awards in a given year. Amounts credited under the North American Coal Long-Term Plan, which became effective on January 1, 2000, vest at the rate of 20% for each year following the effective date of the initial award, are fully vested on December 31, 2004, and are paid in cash during the first calendar quarter of 2009 (or if so elected by the participant, deferred and paid under the North American Coal Deferred Compensation Plan).

     The long-term incentive plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company's executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the enterprise for an extended period to strengthen the tie between stockholders' and executive officers' long-term interests. The ultimate compensation purpose of such long-term incentive plans is to enable executive officers to accumulate capital through future managerial performance, which contributes to the future success of the Company's businesses.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation awarded to the Company's chief executive officer reflects the basic philosophy generally discussed above that compensation for all employees should be based on Company and individual performance.

     The Nominating and Compensation Committee considered that in 2000 the Company had mixed results. The Company reported increased sales in 2000. Although the Company realized improved reported earnings when compared to the prior year, the Company recorded a slight decrease in earnings in 2000 over 1999 after excluding the one-time extraordinary gain and several special non-recurring charges. In addition, the Company continued its progress towards completion of its strategic objectives. The Company's forklift truck business generated increased levels of sales and recorded improved overall results in 2000 prior to recognition of a restructuring charge, but company owned retail operations continued to realize losses. The Company's coal operations successfully completed a significant acquisition of coal assets during the year, although it experienced a decline in year-to-year net income. The Company's housewares business reported improved sales and introduced an important new line of branded appliances in the fall for sale to a major customer, although 2000 earnings were lower than expected. Overall, the Committee believes that Mr. Rankin continues to provide solid leadership as chief executive officer of the Company.

     In recognition of the Company's results in 2000, the Nominating and Compensation Committee increased Mr. Rankin's base salary by five and nine-tenths percent for 2001. With respect to incentive compensation, Mr. Rankin's awards for 2000 under the Company's short-term and long-term incentive compensation plans were determined in the same manner as for all other participants in those plans. The Nominating and Compensation Committee established Mr. Rankin's short-term incentive compensation participation for 2000 at 75% of his Salary Midpoint. The actual performance of the Company in 2000 in terms of consolidated adjusted return on equity was slightly above the targeted level of performance, and the actual performance of certain subsidiaries in terms of net income, market share and other strategic operating factors were slightly below targeted levels of performance. The overall performance against target, and accordingly the annual incentive awards to all plan participants, including Mr. Rankin, was 91.5% under the Company's Short-Term Plan and 105.0% under the Company's Supplemental Short-Term Plan, for an aggregate annual incentive compensation plan performance against target of 96.9%.

     The Company's 2000 financial results also have impacted long-term incentive compensation payouts for 2000. The long-term award targeted for Mr. Rankin in 2000 by the Nominating and Compensation Committee was 160.0% of his Salary Midpoint (adjusted from 145.0% to take into consideration the fact that the award is currently taxable to Mr. Rankin). Awards to all plan participants, including Mr. Rankin, under the NACCO Long-Term Plan for the two-year period from January 1, 1999 through December 31, 2000, which were paid in early 2001, were 101.0% of targeted amounts. The NACCO Long-Term Plan also provides for payment of "consistent performance awards" when the Company's consolidated adjusted return on equity over multiple-year periods exceeds a pre-established target. The consolidated adjusted return on equity calculated pursuant to the 1996 NACCO Long-Term Plan for the five-year period ending December 31, 2000 exceeded the target established in 1996. Accordingly, plan participants, including Mr. Rankin, received consistent performance awards equal to 8.0% of their respective 1996 actual long-term awards.

ROBERT M. GATES            JOHN F. TURBEN
DAVID H. HOAG              DENNIS W. LABARRE*
RICHARD DE J. OSBORNE      ALFRED M. RANKIN, JR.*
IAN M. ROSS, CHAIRMAN

* Messrs. LaBarre and Rankin are members of the compensation committees of the Company's principal subsidiaries only.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dennis W. LaBarre, a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is a partner in the law firm of Jones, Day, Reavis & Pogue. Such firm provided legal services on behalf of the Company and its principal subsidiaries during 2000 on a variety of matters, and it is anticipated that such firm will provide such services in 2001.

     Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is chairman, president and chief executive officer of the Company.

STOCK PRICE PERFORMANCE PRESENTATION

     The following graphs compare the Company's total annual stock price performance on Class A Common against the total stock price performance of the S&P 500 Composite Stock Index and the Russell 2000 Index and, in the case of Graph 1, the S&P Diversified Machinery Composite Index and the Russell 2000 Producer Durables Index for the periods indicated. In prior years, the Company used the S&P 500 Composite Stock Index as its broad equity market index for performance comparison purposes because the Class A Common was included in this index. Effective June 2, 2000, the Company's Class A Common ceased to be included in this index so the Company has elected to use the Russell 2000 Index, which does include the Company's Class A Common, as its broad equity market index for performance comparison purposes. In addition, in prior years the Company has used the S&P Diversified Machinery Composite Index as its published industry index for performance comparison purposes because the Class A Common was included in this index and NMHG, which manufactures forklifts, is the Company's largest subsidiary in terms of asset value and revenues. Since the Company's Class A Common also is no longer included in this index, the Company has elected to use the Russell 2000 Producer Durables Index, which does include the Company's Class A Common, as its published industry index for performance comparison purposes. The graphs present the year-end value of a $100 investment, at the base point, for each index assuming the reinvestment of dividends.

     In accordance with the regulations promulgated by the SEC, Graph 1 compares the stock price performance based upon the difference between the stock price at the beginning of each fiscal year and the stock price at the end of the fiscal year for the five-year period commencing January 1, 1996 (base point December 31, 1995) and ending December 31, 2000.

                       1996-2000 Stock Price Performance
                                    Graph 1

                                                                         S&P DIVERSIFIED                          RUSSELL 2000
                                      NACCO              S&P 500            MACHINERY         RUSSELL 2000      PRODUCER DURABLES
                                      -----              -------         ---------------      ------------      -----------------
1995                                    100                 100                 100                 100                 100
1996                                  97.77              122.96              124.64              116.49               115.2
1997                                 198.15              163.98              164.88              142.54              148.41
1998                                 171.33              210.85              137.22              138.91               132.1
1999                                 104.78              255.21              162.23              168.44              181.37
2000                                  84.13              231.98              155.64              163.35              185.24

        Assumes $100 invested at December 31, 1995 with dividends reinvested

     The Company believes that the measurement set forth in Graph 1, which is based upon the stock price at a single point in time in each year, does not adequately reflect the Company's stock price performance over the period because of the numerous periodic fluctuations throughout the year in both the price of the Company's stock and the levels of the S&P 500 Composite Stock Index and the Russell 2000 Index. The Company, therefore, has provided Graph 2, which compares the returns for the Company, the S&P 500 Composite Stock Index and the Russell 2000 Index based upon the average of the daily closing stock price (portrayed by the data presented in bold type) compared with the corresponding information from Graph 1, which is based upon the change in the stock price for each fiscal year for the same period as in Graph 1.

                       1996-2000 Stock Price Performance
                                    Graph 2

                                                                        NACCO
                                                                   (12-MONTH MOVING    S & P 500 (12-MONTH
                                    NACCO            S&P 500           AVERAGE)           MOVING AVERAGE)     RUSSELL 2000
                                    -----            -------       ----------------    -------------------    ------------
1995                               100.00            100.00            100.00                 100.00            100.00
1996                                97.77            122.96             96.43                 110.02            116.49
1997                               198.15            163.98            134.94                 146.25            142.54
1998                               171.33            210.85            218.61                 184.69            138.91
1999                               104.78            255.21            136.07                 228.80            168.44
2000                                84.13            231.98             80.99                 248.81            163.35

                                RUSSELL 2000
                               (12-MONTH MOVING
                                  AVERAGE)
                               ----------------
1995                               100.00
1996                               107.36
1997                               128.59
1998                               139.02
1999                               143.68
2000                               171.72

      Assumes $100 invested at December 31, 1995 with dividends reinvested
       12-month moving average data is based upon the daily closing price

     The Company believes that although sustained operating and financial performance will ultimately be reflected in stock price, the five-year period portrayed in the foregoing graphs is too brief a period over which to measure the results of significant strategic activities, and that corporate financial and strategic performance will be reflected in stock price only when measured over the long term. Accordingly, the long-term incentive compensation plans of the Company and its subsidiaries are linked to values reflecting long-term operating and financial achievement, not short-term stock price fluctuations, as further described in the "Report of the Compensation Committee on Executive Compensation -- Executive Compensation and Company Performance -- Long-Term Incentive Compensation" on pages 18 and 19. The Company, therefore, has included Graph 3, which compares the 10-year returns for the Company, the S&P 500 Composite Stock Index and the Russell 2000 Index based on the average stock price for the year computed using the same method as in Graph 2 for the 10-year period commencing January 1, 1991 (base point December 31, 1990) and ending December 31, 2000.

                       1991-2000 Stock Price Performance
                                    Graph 3

                                                  NACCO (12-MONTH MOVING       S & P 500 (12-MONTH          RUSSELL 2000 (12-MONTH
                                                         AVERAGE)                MOVING AVERAGE)                MOVING AVERAGE)
                                                  ----------------------       -------------------          ----------------------
1990                                                     100.00                      100.00                         100.00
1991                                                     146.40                      115.68                         129.55
1992                                                     161.06                      131.82                         154.66
1993                                                     167.62                      147.18                         186.93
1994                                                     192.11                      154.11                         201.45
1995                                                     198.71                      186.50                         229.26
1996                                                     188.85                      236.25                         277.30
1997                                                     264.27                      314.06                         332.15
1998                                                     428.13                      396.60                         359.08
1999                                                     266.47                      491.31                         371.12
2000                                                     158.61                      534.27                         443.55

      Assumes $100 invested at December 31, 1990 with dividends reinvested
       12-month moving average data is based upon the daily closing price

     The following table contains the annual returns expressed in percentages for the indices set forth in the preceding graphs.

      ANNUAL RETURNS OF INDICES INCLUDED ON STOCK PRICE PERFORMANCE GRAPHS

                       YEAR-END CLOSING PRICE                                       AVERAGE OF DAILY
       -------------------------------------------------------                        CLOSING PRICE
                              S&P                 RUSSELL 2000  ---------------------------------------------------------
                          DIVERSIFIED   RUSSELL     PRODUCER                        RUSSELL                       RUSSELL
YEAR   NACCO    S&P 500    MACHINERY     2000       DURABLES     NACCO    S&P 500    2000     NACCO     S&P 500    2000
----   ------   -------   -----------   -------   ------------  -------   -------   -------   -------   -------   -------
1990                                                                                            0.00%     0.00%     0.00%
1991                                                                                           46.40%    15.68%    29.55%
1992                                                                                           10.02%    13.95%    19.38%
1993                                                                                            4.08%    11.65%    20.87%
1994                                                                                           14.61%     4.71%     7.77%
1995    0.00%     0.00%       0.00%       0.00%        0.00%      0.00%     0.00%     0.00%     3.44%    21.02%    13.80%
1996    -2.23%   22.96%      24.64%      16.49%       15.20%     -3.57%    10.02%     7.36%    -4.96%    26.68%    20.96%
1997   102.67%   33.36%      32.28%      22.36%       28.83%     39.94%    32.93%    19.78%    39.94%    32.93%    19.78%
1998   -13.54%   28.58%     -16.78%      -2.55%      -10.99%     62.00%    26.28%     8.11%    62.00%    26.28%     8.11%
1999   -38.84%   21.04%      18.23%      21.26%       37.30%    -37.76%    23.88%     3.35%   -37.76%    23.88%     3.35%
2000   -19.70%   -9.10%      -4.06%      -3.02%        2.13%    -40.48%     8.74%    19.52%   -40.48%     8.74%    19.52%

PENSION PLANS

  NORTH AMERICAN COAL PENSION PLANS

     The following table sets forth the estimated maximum annual benefits under the North American Coal defined benefit pension plans (both qualified and non-qualified) which would be payable on a straight life annuity basis, in various compensation classifications upon retirement at age 65, after selected periods of service:

  FINAL
 AVERAGE           YEARS OF SERVICE AT RETIREMENT (AGE 65)
ANNUAL PAY   ----------------------------------------------------
  AGE 65     15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
----------   --------   --------   --------   --------   --------
 $125,000    $ 27,368   $ 36,490   $ 45,613   $ 54,735   $ 57,860
  150,000      33,368     44,490     55,613     66,735     70,485
  175,000      39,368     52,490     65,613     78,735     83,110
  200,000      45,368     60,490     75,613     90,735     95,735
  225,000      51,368     68,490     85,613    102,735    108,360
  250,000      57,368     76,490     95,613    114,735    120,985
  300,000      69,368     92,490    115,613    138,735    146,235
  350,000      81,368    108,490    135,613    162,735    171,485
  400,000      93,368    124,490    155,613    186,735    196,735
  450,000     105,368    140,490    175,613    210,735    221,985
  500,000     117,368    156,490    195,613    234,735    247,235
  550,000     129,368    172,490    215,613    258,735    272,485
  600,000     141,368    188,490    235,613    282,735    297,735
  650,000     153,368    204,490    255,613    306,735    322,985
  700,000     165,368    220,490    275,613    330,735    348,235
  750,000     177,368    236,490    295,613    354,735    373,485
  800,000     189,368    252,490    315,613    378,735    398,735

     For computing pension benefits under the North American Coal plans, "Final Average Annual Pay" is based on the average annual earnings for the highest five consecutive years during the last ten years prior to retirement. Earnings include those amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 11, which are paid to the executive officers, other than amounts which represent severance payments, relocation allowances and other similar fringe benefits. The 2000 earnings of Mr. Miercort that would be taken into account under the plans is $525,909.

     As of December 31, 2000, the number of years of service under the North American Coal plans for Mr. Miercort is 25 years. The benefits under the North American Coal plans for Mr. Miercort are not subject to a Social Security offset.

  HAMILTON BEACH/PROCTOR-SILEX PENSION PLANS

     For 1996, Mr. Posey was covered by the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/Proctor-Silex. Hamilton Beach/Proctor-Silex credited an amount to a notional account for each covered employee under the plans based on a formula which took into account the employee's age, compensation and Hamilton Beach/Proctor-Silex's profits. Effective as of December 31, 1996, the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/Proctor-Silex were permanently frozen for all participants.

     The frozen notional account balances are credited with interest equal to 1% above the one-year Treasury Bill rate (with a minimum of 5% and a maximum of 12%) until benefit commencement. The notional account balances are paid in the form of a lump sum or are converted to an annuity to provide monthly benefit payments. The estimated annual pension benefit for Mr. Posey under the cash balance plans, based on compensation, service and interest credits through December 31, 2000, which would have been payable on a straight life annuity basis at age 65, is $8,235.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2000, all filing requirements applicable for reporting persons were met, except as follows:

     Susan Sichel filed a report on Form 5 which identified one late transaction that should have been reported earlier on a Form 4; Clara L. T. Rankin filed a report on Form 5 which identified one late transaction that should have been reported earlier on a Form 4; Chloe R. Seelbach filed a late Form 3; Claiborne
R. Rankin, Jr. filed a late Form 3; and Clara R. Williams filed a report on Form 5 which identified two late transactions that should have been reported earlier on a Form 4.

2. APPROVAL, FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE, OF THE SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

     In 1996, the Board of Directors adopted the Company's Supplemental Annual Incentive Compensation Plan (the "Supplemental Short-Term Plan") for executive officers of the parent holding company. The Supplemental Short-Term Plan, which was approved by the Company's stockholders at their 1996 Annual Meeting, was adopted to ensure that the awards under the plan met the criteria for deductibility under Internal Revenue Code Section 162(m). In 2001, the Board of Directors amended the Supplemental Short-Term Plan to add return on total capital employed and economic value income as potential performance measures.

     The Nominating, Organization and Compensation Committee wishes to preserve the federal income tax deductibility of short-term incentive compensation awards paid to executive officers of the Company who are also employees of the Company under the Supplemental Short-Term Plan. Stockholder approval of the Supplemental Short-Term Plan is therefore required in order to comply with the requirement under

Section 162(m) of the Internal Revenue Code that the material terms of the Supplemental Short-Term Plan be approved every five years.

     Except for the addition of return on total capital employed and economic value income as potential performance measures, no changes are being made to the Supplemental Short-Term Plan. The Supplemental Short-Term Plan is not intended to provide new or additional compensation or benefits to its participants. A copy of the Supplemental Short-Term Plan is attached hereto as Exhibit A. The following summary of the Supplemental Short-Term Plan is qualified in its entirety by reference thereto.

     PURPOSE. The purpose of the Supplemental Short-Term Plan continues to be to further the profits and growth of the Company by enabling it to attract and retain key employees of the Company by offering the opportunity to earn annual incentive compensation to those key employees who will be in a position to make significant contributions to such profits and growth, while at the same time preserving the deductibility of the short-term incentive compensation awards that may be made under the Supplemental Short-Term Plan for 2001 and future years to the executive officers of the Company who are employees of the Company.

     ADMINISTRATION AND ELIGIBILITY. The Supplemental Short-Term Plan will continue to be administered by the Nominating, Organization and Compensation Committee. Salaried employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Nominating, Organization and Compensation Committee occupy key positions in which their efforts may significantly contribute to the profits or growth of the Company, are eligible to participate in the Supplemental Short-Term Plan. Currently, there are sixteen individuals who participate in the Supplemental Short-Term Plan. Employees of subsidiaries of the Company are not eligible to participate in the Supplemental Short-Term Plan. The Nominating, Organization and Compensation Committee identifies plan participants for each year not later than the 90th day of each year.

     AWARDS. Not later than the 90th day of each year, the Nominating, Organization and Compensation Committee establishes a target level of incentive opportunity for each participant, stated as a percentage of the participant's Salary Midpoint. These percentages have generally ranged between 15% and 75% of Salary Midpoint, depending upon the executive officer's position. The performance targets that are established are wholly within the Nominating, Organization and Compensation Committee's discretion and are based upon management's recommendations as to the performance objectives of the various business units for the year. In addition, threshold and maximum award levels are established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a plan year, even if the maximum performance level is exceeded. Under no circumstances will any participant receive an award under the Supplemental Short-Term Plan in any calendar year exceeding $800,000. Final awards are paid in cash during the first 90 days of the following year.

     The Nominating, Organization and Compensation Committee has the discretion to change the formula each year and base the formula upon one or more of the following performance measures: return on total capital employed, return on equity, economic value income, net income, market share, sales development, return on tangible assets employed or support costs of the Company and/or its subsidiaries. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. While the Nominating, Organization and Compensation Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of any award that would otherwise be payable to a participant.

     TARGET 2001 AWARDS. Final awards under the Supplemental Short-Term Plan for 2000 are shown in the Summary Compensation Table on page 11. Although final awards under the Supplemental Short-Term Plan for 2001 and thereafter are not currently determinable, the following are target awards for 2001 for the Named Executive Officers, all executive officers of the Company as a group, all non-executive directors of the Company as a group and all non-executive officer employees of the Company as a group who participate in the Supplemental Short-Term Plan. Final awards for 2001 under the Supplemental Short-Term Plan may not exceed 150% of the target awards.

                SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

                                                                 DOLLAR
                     NAME AND POSITION                          VALUE(S)
                     -----------------                          --------
Alfred M. Rankin, Jr. -- Chairman, President and Chief          $210,500
  Executive Officer of the Company
Reginald R. Eklund -- President and Chief Executive Officer     $      0(1)
  of NMHG
Clifford R. Miercort -- President and Chief Executive           $      0(1)
  Officer of North American Coal
Frank G. Muller -- Vice President of NMHG, President of NMHG    $      0(1)
  Americas
Richard E. Posey -- Former President and Chief Executive        $      0(2)
  Officer of Hamilton Beach/ Proctor-Silex
Executive Group (6 persons)                                     $323,300
Non-Executive Director Group (0 persons)                        $      0(3)
Non-Executive Officer Employee Group (10 persons)               $ 77,000

---------------

(1) Messrs. Eklund, Miercort and Muller are not eligible to participate in the Supplemental Short-Term Plan because they are employees of the Company's subsidiaries.

(2) Effective as of January 29, 2001, Mr. Posey resigned.

(3) Directors who are not employees of the Company are not eligible to participate in the Supplemental Short-Term Plan.

     STOCKHOLDER VOTE. The Supplemental Short-Term Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company's stock present in person or by proxy, and which is actually voted, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN.

     It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the Supplemental Short-Term Plan, unless contrary instructions are received. If the Supplemental Short-Term Plan is not approved by the stockholders of the Company, no payments will be made under the Supplemental Short-Term Plan with respect to 2001 and thereafter.

3. APPROVAL, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, OF THE EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

     In 1996, the Board of Directors of the Company adopted, and at their annual meeting, the stockholders of the Company approved, an amended and restated Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Plan") for executive officers of the Company. The amended and restated plan was adopted to ensure that the awards under the plan met the criteria for deductibility under Internal Revenue Code Section 162(m). In 2001, the Board of Directors amended the NACCO Long-Term Plan to add return on total capital employed as a potential performance measure.

     The Nominating, Organization and Compensation Committee wishes to preserve the federal income tax deductibility of the long-term compensation that is paid to the executive officers of the Company. Stockholder approval of the NACCO Long-Term Plan is therefore required in order to comply with the requirement under Section 162(m) of the Internal Revenue Code that the material terms of the NACCO Long-Term Plan be approved every five years.

     Except for the addition of return on total capital employed as a potential performance measure, no changes are being made to the NACCO Long-Term Plan. The NACCO Long-Term Plan is not intended to provide new or additional compensation benefits to its participants. A copy of the NACCO Long-Term Plan is attached hereto as Exhibit B. The following summary of the NACCO Long-Term Plan is qualified in its entirety by reference thereto.

     PURPOSE. The purpose of the NACCO Long-Term Plan continues to be to further the long-term profits and growth of the Company by enabling it to attract and retain key executive employees of the Company by offering the opportunity to earn long-term incentive to those key executive employees who will be in a position to make significant contributions to such profits and growth.

     ADMINISTRATION AND ELIGIBILITY. The NACCO Long-Term Plan will continue to be administered by the Nominating, Organization and Compensation Committee. Employees of the Company, including directors of the Company who are also employees of the Company, who in the judgment of the Nominating, Organization and Compensation Committee occupy key executive positions within the Company, are eligible to participate in the NACCO Long-Term Plan. Currently, there are ten individuals who participate in the NACCO Long-Term Plan. Employees of subsidiaries of the Company are not eligible to participate in the NACCO Long-Term Plan. The Nominating, Organization and Compensation Committee will identify plan participants for each year prior to the 90th day of each year.

     AWARDS. Each year, the Nominating, Organization and Compensation Committee establishes a target level of incentive opportunity for each participant, stated as a percentage of the participant's Salary Midpoint. In addition, threshold and maximum award levels are established. The threshold award level represents the minimum amount of incentive award that would be paid to a participant, which may be zero if actual performance falls below the minimum target performance level. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a performance period, even if the maximum performance level is exceeded. Under no circumstances will any participant receive a final award under the NACCO Long-Term Plan in any calendar year exceeding $2,250,000.

     Final awards under the NACCO Long-Term Plan are made to participants for performance periods of one or more years in amounts determined pursuant to performance goals and a formula which will be based upon the Company's average consolidated return on equity or return on total capital employed and established by the Nominating, Organization and Compensation Committee not later than the 90th day of the performance period on which the award is to be based. The Committee must certify that the performance thresholds and any other material terms were met or exceeded prior to payment of any final award. While the Nominating, Organization and Compensation Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of any award that would otherwise be payable to a participant. Awards are allocated by the Nominating, Organization and Compensation Committee between a cash component, to be paid in cash, and the equity component, to be paid in shares of the Company's Class A Common ("Award Shares"). The number of Award Shares issued to a participant in any award will be determined by taking the amount of the stock component of the award and dividing it by the average of the closing price per share of Class A Common on the New York Stock Exchange on Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the latest calendar year in the performance period. Award Shares are not subject to any forfeiture or risk of forfeiture under any circumstances. Accordingly, when a participant receives Award Shares as part of an award, he will immediately be entitled to all of the rights of a stockholder, including voting, dividend and other ownership rights, except that the transferability of the Award Shares is restricted in a manner and to the extent prescribed by the Nominating, Organization and Compensation Committee for a period of time, which will generally be ten years from the end of the first year on which the performance period is based. A maximum of 300,000 shares of Class A Common (subject to adjustments for stock splits or similar changes) may be issued as Award Shares under the NACCO Long-Term Plan. As of December 31, 2000, 71,215 shares of Class A Common have been issued under the NACCO Long-Term Plan and 228,785 shares of Class A Common remain available for issuance under the plan. The full amount of each final award, including the value of the Award Shares, is fully taxable to the participant when received.

     TARGET 2001 AWARDS. Final awards under the NACCO Long-Term Plan for the performance period ending December 31, 2000 are shown in the Summary Compensation Table on page 11. Final awards under the NACCO Long-Term Plan for performance periods beginning in 2001 and thereafter (and for the performance period ending December 31, 2001) are not currently determinable. Accordingly, the following are target awards for the performance period ending December 31, 2001 for the Named Executive Officers, all executive officers of the Company as a group, all non-executive directors of the Company as a group and all non-executive officer employees of the Company as a group who participate in the NACCO Long-Term Plan.

                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

                                                                  DOLLAR
                     NAME AND POSITION                           VALUE(S)
                     -----------------                          ----------
Alfred M. Rankin, Jr. -- Chairman, President and Chief          $1,108,600
  Executive Officer of the Company
Reginald R. Eklund -- President and Chief Executive Officer     $        0(1)
  of NMHG
Clifford R. Miercort -- President and Chief Executive           $        0(1)
  Officer of North American Coal
Frank G. Muller -- Vice President of NMHG, President of NMHG    $        0(1)
  Americas
Richard E. Posey -- Former President and Chief Executive        $        0(2)
  Officer of Hamilton Beach/ Proctor-Silex
Executive Group (6 persons)                                     $1,390,200
Non-Executive Director Group (0 persons)                        $        0(3)
Non-Executive Officer Employee Group (4 persons)                $   82,900

---------------

(1) Messrs. Eklund, Miercort and Muller are not eligible to participate in the NACCO Long-Term Plan because they are employees of the Company's subsidiaries.

(2) Effective as of January 29, 2001, Mr. Posey resigned.

(3) Directors who are not employees of the Company are not eligible to participate in the NACCO Long-Term Plan.

     For the performance period ending December 31, 2001, the Nominating, Organization and Compensation Committee has determined that participants may receive (a) base period awards based upon the Company's consolidated weighted average return on equity over the two-year period of 2000 and 2001, payable in 2002 and (b) consistent performance awards based on the Company's average consolidated return on equity performance over the five-year period from 2000 through 2004, payable in 2005. Base period awards and consistent performance awards are payable partly in shares of Class A Common and partly in cash. Base period awards may not exceed 150% of the target awards and consistent performance awards may not exceed 50% of the target awards. Participants will only receive one base period award and one consistent performance award in any one calendar year. Total final awards received by participants under the NACCO Long-Term Plan in any calendar year may not exceed 200% of the target award.

     STOCKHOLDER VOTE. The NACCO Long-Term Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company's stock present in person or by proxy, and which is actually voted, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, THE EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN.

     It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the NACCO Long-Term Plan, unless contrary instructions are received. If the NACCO Long-Term Plan is not approved by the stockholders of the Company, no payments will be made under the NACCO Long-Term Plan with respect to performance periods commencing with January 1, 2001 and thereafter.

4. CONFIRMATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company recommends a vote for confirmation of the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form(s) will be voted for confirmation of Arthur Andersen LLP as the independent certified public accountants, unless contrary instructions are received. It is expected that representatives of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

  AUDIT FEES

     Arthur Andersen LLP has billed the Company $1.2 million, in the aggregate, for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP has billed the Company $1.6 million, in the aggregate, for professional services described in Paragraph (c)(4)(ii)(B) of Rule 2-01 of Regulation S-X rendered by Arthur Andersen LLP during the fiscal year ended December 31, 2000. Such fees were incurred in the implementation of financial information systems. In 1999, the Company chose SAP AG as the principal consultant on this engagement. Arthur Andersen LLP was engaged to assist SAP in providing a portion of the implementation services.

  ALL OTHER FEES

     Arthur Andersen LLP has billed the Company $2.1 million, in the aggregate, for services rendered by Arthur Andersen LLP for all other services (other than those disclosed above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000. All other services includes (1) $1.2 million of fees for tax services, (2) $0.7 million of fees for audits of foreign subsidiaries required by the jurisdiction of incorporation of such subsidiaries, employee benefit and welfare plan audits and related services, and due diligence activities related to acquisitions, and
(3) $0.2 million of fees for other services.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting must be received at the Company's executive offices on or before November 30, 2001. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, Attention: Secretary. The Company's Nominating and Compensation Committee will consider stockholder suggestions for nominees for election to the Company's Board of Directors if such suggestions are in writing, set forth the nominee's name, address and ownership of Class A Common and Class B Common, and are accompanied by a resume of the nominee's education and business experience (including directorships, employments and civic activities) and a written consent by the nominee that such nominee is desirous of being considered as a nominee and, if nominated and elected, such nominee will serve as a director. Such suggestions should be submitted in the manner and to the address set forth above and must be received at the Company's executive offices on or before December 31, 2001. Any stockholder intending to propose any matter at the next annual meeting but not intending for the Company to include the matter in its proxy statement and proxy related to the next annual meeting must notify the Company by February 13, 2002 of such intention. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company's proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by February 13, 2002. Notices should be submitted in the manner and to the address set forth above.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The directors know of no other matters which are likely to be brought before the meeting. The Company did not receive notice by February 19, 2001 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

                                          CHARLES A. BITTENBENDER
                                          Secretary

Mayfield Heights, Ohio
March 30, 2001

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO HOLD BOTH CLASS A COMMON AND CLASS B COMMON SHOULD FILL OUT, SIGN, DATE AND RETURN BOTH FORMS OF PROXY.

                                                                       EXHIBIT A

                         [LOGO] NACCO INDUSTRIES, INC.

                SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2. DEFINITIONS

     (a) "Award" means cash paid to a Participant under this Plan for any year in an amount determined in a manner not inconsistent with the terms hereof.

     (b) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

     (c) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

     (d) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

     (e) "Target Award" means a dollar amount equal to the amount of cash to be paid to a Participant under the Plan assuming that all performance targets are met. The Target Award, together with the target amounts for the Participant under the Company's other incentive compensation plans, shall be in an amount which is competitive with similar target awards at other similarly situated companies.

3. ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any amounts to be paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4. ELIGIBILITY

     Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5. AWARDS

     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

     (a) Not later than the ninetieth day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) one or more performance targets and formulas for determining the amount of each Award. Performance targets shall be based upon the return on total capital employed, return on equity, return on tangible assets employed, economic value income, net income, market share, sales development or support costs of the Company and/or its subsidiaries; provided, however, that performance targets which are used in the Plan will not be used in the Company's Annual Incentive Compensation Plan in the same year.

     (b) Not later than the ninetieth day of the following calendar year, the Committee shall approve:

          (i) a preliminary calculation of the amount of each Award based upon the application of the formulas and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

          (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

     (c) Promptly following the determination of Awards for the Participants pursuant to Section 5(b)(ii), the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to
Section 6.

     (d) No Award may be paid for any year to a Participant in excess of $800,000.

6. WITHHOLDING TAXES

     Any Award paid to a Participant under this Plan shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

7. AMENDMENT AND TERMINATION

     The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m).

8. GENERAL PROVISIONS

     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

9. APPROVAL BY STOCKHOLDERS

     The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2001, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10. EFFECTIVE DATE

     Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2001.

                                                                       EXHIBIT B

                         [LOGO] NACCO INDUSTRIES, INC.

                EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

1. PURPOSE OF THE PLAN

     The purpose of this Executive Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key executive employees of the Company by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to encourage enhancement of the Company's stockholder value.

2. DEFINITIONS

     (a) "Average Award Share Price" means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the relevant period.

     (b) "Award" means an award paid to a Participant under this Plan for any period of one or more years in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the performance period on which the Award is based. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

     (c) "Award Shares" means shares of Class A Common Stock which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (d) "Class A Common Stock" means the Company's Class A Common Stock, par value $1.00 per share.

     (e) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a "disinterested person" within the meaning of Rule 16b-3.

     (f) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

     (g) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

     (h) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

     (i) "Target Award" means a dollar amount equal to the award to be paid to a Participant under the Plan assuming that the performance targets are met.

3. ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan;

provided, however, that no such action may be taken by the Committee which would cause any Awards to be made to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4. ELIGIBILITY

     Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5. AWARDS

     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

     (a) Not later than the ninetieth day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's average return on equity or return on total capital employed for years covered by the performance period. Each grant shall specify the allocation between the cash portion of the Award and the equity portion of the Award.

     (b) Not later than the ninetieth day of the following calendar year, the Committee shall approve:

          (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

          (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i), provided, however, no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

     (c) Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock which can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single year as a result of Awards under this Plan shall not exceed $2,250,000.

     (d) Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

     (e) Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren, provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan).

     (f) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

6. WITHHOLDING TAXES

     To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7. AMENDMENT, TERMINATION AND ADJUSTMENTS

     The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in
Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of an Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant, or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8. AWARD SHARES SUBJECT TO PLAN

     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 300,000.

9. APPROVAL BY STOCKHOLDERS

     The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2001, all grants of Target Awards made on or after January 1, 2001 shall be rescinded.

10. GENERAL PROVISIONS

     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

11. EFFECTIVE DATE

     Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2001.

                                                                       EXHIBIT C

                         [LOGO] NACCO INDUSTRIES, INC.

                         AUDIT REVIEW COMMITTEE CHARTER

FUNCTION OF THE COMMITTEE

     The NACCO Industries Audit Review Committee will assist the Company's Board of Directors in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, the Corporate Compliance Program, as well as such other matters that may from time to time be specifically delegated to the Committee by the Board.

     While the Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws or the Company's Corporate Compliance Program.

COMPOSITION OF THE COMMITTEE

     APPOINTMENT. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditor and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

     REQUIREMENTS. The Committee will consist of at least three members, all of whom must be members of the Company's Board of Directors. Each member of the Committee must be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Rules 303.01 and 303.02 of the NYSE Listed Company Manual.

     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment.

OUTSIDE AUDITOR

     The outside auditor for the Company is ultimately accountable to the Committee and the Board. The Committee and the Board have the authority and responsibility to select, evaluate and, when appropriate, replace the outside auditor. The Committee and the Board nominate the outside auditor to be proposed for stockholder approval in any proxy statement.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee will:

          1. Recommend Outside Auditor: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditor.

          2. Review Independence of Outside Auditor: In connection with recommending the firm to be retained as the Company's outside auditor, review the information provided by management and the outside auditor relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditor.

          The Committee is responsible for (a) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (b) actively engaging in dialog with the outside auditor with respect to any disclosed relationship or services that may effect the objectivity and independence of the outside auditor and (c) recommending that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

          3. Review Audit Plan: Review with the outside auditor its plans for, the scope of, and costs of, its annual and other examinations.

          4. Conduct of Audit: Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          5. Review Audit Results: Review with the outside auditor the report of its annual audit, or proposed report of the annual audit, the accompanying management letter, if any, the reports of its reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71 and the reports of the results of such other examinations outside of the course of the outside auditor's normal audit procedures that the outside auditor may from time to time undertake.

          6. Review Financial Statements: Review with appropriate officers of the Company and the outside auditor the annual financial statements of the Company prior to public release thereof. In addition, the Committee will ensure that the outside auditor reviews quarterly financial statements and holds quality discussions as required by Auditing Standards Board Statement No. 71 (as amended by the Auditing Standards Board Statement No. 90).

          7. Review Internal Audit Plans: Review with Director of Internal Audit and appropriate members of the staff of the Internal Audit Department the plans for and the scope of their ongoing audit activities.

          8. Review Internal Audit Reports: Review with the Director of Internal Audit and appropriate members of the staff of the Internal Audit Department the annual report of the audit activities, examinations and results thereof of the Internal Audit Department.

          9. Review Systems of Internal Accounting Controls: Review with the outside auditor, the Director of Internal Audit, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

          10. Review Recommendations of Outside Auditor: Review with the Director of Internal Audit and the appropriate members of the staff of the Internal Audit Department recommendations made by the outside auditor, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

          11. Securities Exchange Act: Obtain assurance from the outside auditor that it has no concerns regarding the issues raised in Section 10A of the Securities Exchange Act. Such issues include illegal acts that would have a direct material effect on the determination of financial statement amounts; related party transactions that are material to the financial statements or otherwise require disclosure therein; and whether there is substantial doubt about the ability of the company to continue as a going concern during the ensuing fiscal year.

          12. Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

          13. Board Reports: Report its activities to the Board in such manner and at such times, as it deems appropriate.

          14. Review Corporate Compliance Issues: Review issues arising under the Company's Corporate Compliance Program with the Chief Executive Officer, General Counsel, and such other persons or officers of the Company, as necessary or appropriate.

MEETINGS OF THE COMMITTEE

     The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditor and others in separate private sessions to discuss any matter that the Committee, management, the outside auditor or such other persons believe should be discussed privately.

CONSULTANTS

     The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

ANNUAL REPORT OF AUDIT COMMITTEE

     The Committee will prepare, with the assistance of management, the outside auditor and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of stockholders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

     The Committee will review and reassess, with the assistance of management, the outside auditor and outside legal counsel, the adequacy of the Committee's charter at least annually.



     [LOGO] NACCO INDUSTRIES, INC.                                       ANNUAL MEETING OF STOCKHOLDERS
     5875 LANDERBROOK DRIVE
     MAYFIELD HEIGHTS, OHIO 44124-4017                                   MAY 9, 2001





                                            IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
                                           PROXY AND RETURN IT IN THE ENVELOPE PROVIDED





                                                            DETACH CARD

----------------------------------------------------------------------------------------------------------------------------------

                                                   [LOGO] NACCO INDUSTRIES, INC.

                                                       CLASS A COMMON STOCK

                                     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL

                                                       MEETING, MAY 9, 2001

  P       The undersigned hereby appoints Robert M. Gates, Alfred M. Rankin, Jr. and Ian M. Ross, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the
  R       undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc.
          to be held on May 9, 2001, and at any adjournment or adjournments thereof, as follows and in accordance with their
  O       judgment upon any other matter properly presented.

  X       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY
          WILL BE VOTED  FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.
  Y
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

          1. The election of the nominees listed below as directors:

                [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
                    (except as marked to the contrary below).                 to vote for all nominees listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

              Owsley Brown II                 Robert M. Gates            Leon J. Hendrix, Jr.             David H. Hoag
             Dennis W. LaBarre             Richard de J. Osborne         Alfred M. Rankin, Jr.             Ian M. Ross
             Britton T. Taplin                 David F. Taplin              John F. Turben

                                           (Continued and to be signed on reverse side)

                                  DETACH CARD

--------------------------------------------------------------------------------

                            (Continued from other side)

          2. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Supplemental Annual Incentive Compensation Plan.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

          3. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Executive Long-Term Incentive Compensation Plan.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

          4. Proposal to confirm the appointment of Arthur Andersen LLP as independent certified public accountants.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                               DATE: , 2001

                                               --------------------------

                                               --------------------------
                                                    Signature(s) of
                                                     shareholder(s)

                                               NOTE: PLEASE SIGN EXACTLY
                                               AS NAME APPEARS HEREON.
                                               JOINT OWNERS SHOULD EACH
                                               SIGN. WHEN SIGNING AS
                                               ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH.

          PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE -- NO POSTAGE
                                       NECESSARY


[LOGO] NACCO INDUSTRIES, INC.                                           ANNUAL MEETING OF STOCKHOLDERS
5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO 44124-4017                                       MAY 9, 2001








                                            IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
                                           PROXY AND RETURN IT IN THE ENVELOPE PROVIDED







                                                            DETACH CARD

-----------------------------------------------------------------------------------------------------------------------------------

                                                   [LOGO] NACCO INDUSTRIES, INC.

                                                       CLASS B COMMON STOCK

                           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 9, 2001

  P       The undersigned hereby appoints Robert M. Gates, Alfred M. Rankin, Jr. and Ian M. Ross, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the
  R       undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 9, 2001, and at any adjournment or adjournments thereof, as follows and in  accordance with their judgment
  O       upon any other matter properly presented.

  X       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO  DIRECTION IS MADE, THIS PROXY WILL
          BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR  PROPOSALS 2, 3 AND 4.
  Y
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

          1. The election of the nominees listed below as directors:

               [ ] FOR all nominees listed below                                [ ] WITHHOLD AUTHORITY
                   (except as marked to the contrary below).                        to vote for all nominees listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

                    Owsley Brown II                  Robert M. Gates           Leon J. Hendrix, Jr.           David H. Hoag
                   Dennis W. LaBarre              Richard de J. Osborne         Alfred M. Rankin, Jr.          Ian M. Ross
                   Britton T. Taplin                 David F. Taplin              John F. Turben

                                           (Continued and to be signed on reverse side)

                                  DETACH CARD

--------------------------------------------------------------------------------

                            (Continued from other side)

          2. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Supplemental Annual Incentive Compensation Plan.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

          3. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Executive Long-Term Incentive Compensation Plan.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

          4. Proposal to confirm the appointment of Arthur Andersen LLP as independent certified public accountants.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                               DATE: , 2001

                                               --------------------------

                                               --------------------------
                                                    Signature(s) of
                                                     shareholder(s)

                                               NOTE: PLEASE SIGN EXACTLY
                                               AS NAME APPEARS HEREON.
                                               JOINT OWNERS SHOULD EACH
                                               SIGN. WHEN SIGNING AS
                                               ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH.

          PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE -- NO POSTAGE
                                       NECESSARY